SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2009

VELOCITY ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

523 N. Sam Houston Parkway East
Suite 175
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(713) 741-0610
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No.1 amends the Form 8-K dated June 17, 2009 and filed June 19, 2009 by Velocity Energy Inc., to, among other things: (i) include the disclosure in Item 2.04, (ii) correct the description in Item 1.01 of the principal amount by which the Marquis Senior Secured Note was increased, and (iii) include additional information regarding the Senior Secured Note and the Marquis Secured Note.

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported by Velocity Energy Inc. (the "Company") on November 20, 2008, the Company entered into a Securities Purchase Agreement dated November 13, 2008 (the "Securities Purchase Agreement") with and Longview Marquis Master Fund, L.P. (“Marquis”), pursuant to which, among other things, the Company issued in favor of Marquis that certain senior secured promissory note dated November 13, 2008, in the original principal amount of $8,875,000, as amended (the “Senior Secured Note”).  On March 31, 2009, the Company made an optional prepayment on the Senior Secured Note in the amount of $2,000,000, at which time the outstanding principal amount of the Senior Secured Note was reduced by $2,192,500.

On May 29, 2009, at which time the outstanding principal of the Senior Secured Note was $6,682,500, Marquis and Summerview Marquis Fund, L.P. (“Summerview”) entered into a letter agreement whereby Marquis transferred to Summerview a portion of the Senior Secured Note in the principal amount of $1,679,842.02, including all of Marquis’ rights title and interest with respect to the transferred portion of the Senior Secured Note and Summerview agreed to be bound by all of the terms and conditions of the Securities Purchase Agreement.  Marquis continued to hold a note in the principal amount of $5,002,751.98, which represented the portion of the Senior Secured Note (the “Marquis Secured Note”) remaining after the transfer of the portion to Summerview.

On June 17, 2009, the Company, Marquis, Summerview and certain subsidiaries of the Company entered into that certain June 2009 Amendment Agreement which amends the Marquis Secured Note (the “Amendment”).  Pursuant to the Amendment, Marquis paid the Company $1,500,000 (the “Additional Payment”), and  in consideration therefore, the principal amount of the Marquis Senior Secured Note was increased by $1,644,375.  The Company will issue and deliver to Marquis a note in the same form as the Senior Secured Note for the new principal amount of $6,647,126.98.  The proceeds of the Additional Payment will be used solely to fund an Agreed Acquisition as defined in Section 4(d) of the Securities Purchase Agreement.  The terms and conditions of the Summerview Secured Note are not amended as a result of or in connection with the amendment to the Marquis Secured Note pursuant to the Amendment.

The foregoing discussion of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company’s entry into the Amendment increased its financial obligation under the Marquis Secured Note as described above in Item 1.01.  The information in Item 1.01 of this Current  Report on  Form 8-K  is hereby incorporated by reference into this Item 2.04.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	June 2009 Amendment Agreement among the Company, Longview Marquis Master Fund, L.P., Summerview Marquis Fund, L.P. and the other parties named therein, dated as of June 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velocity Energy Inc.
Dated: June 19, 2009
	By:	/s/ Donald E. Vandenberg
Donald E. Vandenberg, CEO

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	June 2009 Amendment Agreement among the Company, Longview Marquis Master Fund, L.P., Summerview Marquis Fund, L.P. and the other parties named therein, dated as of June 17, 2009.